Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-49369, 333-81405, 333-74894, 333-102141, 333-102142, 333-118122, 333-138453, 333-138454, 333-143219, 333-159284, and 333-159483) of RadioShack Corporation of our report dated February 22, 2011 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Fort Worth, Texas
February 22, 2011